Exhibit 99.(d)(2)

[Certificate #]	SERIES A MANDATORY REDEEMABLE PREFERRED SHARES	[#] SHARES

CENTER COAST MLP & INFRASTRUCTURE FUND (THE “TRUST”)

ORGANIZED UNDER THE LAWS	CUSIP # [•]
OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

[PURCHASER]

IS THE OWNER OF

[# OF SHARES]

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A MANDATORY REDEEMABLE PREFERRED SHARES,
PAR VALUE $.01 PER SHARE, LIQUIDATION PREFERENCE $25,000 PER SHARE (“MRP SHARES”), OF

CENTER COAST MLP & INFRASTRUCTURE FUND

TRANSFERABLE ONLY ON THE BOOKS OF THE TRUST BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, CENTER COAST MLP & INFRASTRUCTURE FUND HAS CAUSED THIS CERTIFICATE TO BE EXECUTED IN ITS NAME AND BEHALF BY ITS DULY AUTHORIZED OFFICERS.

AS OF THIS [DATE] OF SEPTEMBER, 2016

By:		By:
	[NAME]		[NAME]
	[TITLE]		[TITLE]

CERTIFICATE [#]

For

[#]

Shares of

Series A Mandatory Redeemable Preferred Shares, par value $.01 per share, liquidation preference $25,000 per share (“MRP Shares”)

of

CENTER COAST MLP & INFRASTRUCTURE FUND (THE “TRUST”)

issued to

[PURCHASER]

September [ ], 2016

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (i) OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR, IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW, AND (ii) BE SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF SEPTEMBER    , 2016 IN RESPECT OF THE RIGHTS AND OBLIGATIONS OF PURCHASERS AND HOLDERS OF THE SECURITIES THEREUNDER.

THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, AND ANY PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN SHARES OF ANY SERIES OF ANY AUTHORIZED PREFERRED OR SPECIAL CLASS TO THE EXTENT THEY HAVE BEEN SET, AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO CLASSIFY UNISSUED SHARES AND TO SET THE RELATIVE RIGHTS AND PREFERENCES THEREOF AND OF ANY SUBSEQUENT SERIES OF SUCH PREFERRED OR SPECIAL CLASSES.  ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE TRUST.

For value received,

hereby sell, assign and transfer unto  MRP Shares represented by the within Certificate to

,

[Print or type name and address of assignee]

and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Signature

The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

Dated:

In the presence of: